SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 22, 2004

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A. Matters Relating to Appointment of New Director

As previously announced, Mark A. Suwyn was appointed a director of United Rentals, Inc. (the “Company”) on September 13, 2004. In connection with such appointment:

1. The Company on September 22, 2004, entered into an Indemnification Agreement with Mr. Suwyn. This agreement provides, among other things, for the Company to indemnify Mr. Suwyn against certain claims and liabilities that may arise in connection with his services to the Company. This agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

2. The Company on September 22, 2004, granted to Mr. Suwyn an option to purchase 1,500 shares of Company common stock at an exercise price of $16.17 per share. The option agreement relating to such grant is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

B. Amendment of Long-Term Incentive Plan

On September 22, 2004, the compensation committee of the board of directors of the Company approved an amendment to the Company’s Long-Term Incentive Plan. Under the terms of the amendment, any amounts that may become due under the plan will be paid solely in cash. Prior to the amendment, the committee could elect to pay up to 50% of such amounts in the form of Company common stock. The form of the plan amendment is attached as Exhibit 99.3 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

As previously disclosed in the Company’s 10-Q report for the quarter ended June 30, 2004, the goodwill balance associated with the Company’s traffic control business amounted to $140.5 million as of the end of such quarter. The Company is continuing to see weakness in its traffic control business during the third quarter and, as a result, believes it likely that it will record a significant non-cash goodwill impairment charge in this period. Although the Company has not yet completed its analysis and, accordingly, cannot at this time quantify the amount of such write-off, it expects that such write-off is likely to have a material adverse affect on its results of operations for the third quarter and full-year 2004.

Item 9.01 Financial Statements and Exhibits.

Exhibits
99.1	Indemnification Agreement dated as of September 22, 2004, between the Company and Mark A. Suwyn.

99.2	Option Agreement dated September 22, 2004, between the Company and Mark A. Suwyn.

99.3	Form of Amendment to United Rentals, Inc. Long-Term Incentive Plan dated September 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of September, 2004.

UNITED RENTALS, INC.

By:	/s/ JOHN N. MILNE
Name:	John N. Milne
Title:	President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ JOHN N. MILNE
Name:	John N. Milne
Title:	President and Chief Financial Officer